CLEAN DIESEL TECHNOLOGIES, INC.
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300 ATLANTIC STREET, SUITE 702, STAMFORD, CT 06901-2522 TEL: (203) 327-7050 FAX:
(203) 323-0461


                                                                    EXHIBIT 99.0
                                                                    ------------

NEWS RELEASE FOR JANUARY 31, 2005 AT 2:30 AM EST AND7:30 AMGMT
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Contact:  ALLEN & CARON INC            or        CLEAN DIESEL TECHNOLOGIES, INC.
          Jesse E. Deal (US investors)           James M. Valentine, President
          (212) 691-8087; jesse@allencaron.com   David W. Whitwell, CFO
          Len Hall (US media)                    (203) 327-7050
          (949) 474-4300; len@allencaron.com



                        CLEAN DIESEL INITIATES ADDITIONAL
                       TESTING OF ITS FUEL BORNE CATALYST

     STAMFORD, CT (January 31, 2005) Clean Diesel Technologies, Inc. (EBB:CDTI & AIM:CDT/CDTS) announced today that it has initiated independent tests to address recent questions from the EPA (US Environmental Protection Agency) on the use of its fuel borne catalyst. Due to growing commercial interest in its diesel emission control products, testing is being conducted to confirm that the minute amounts of platinum emitted from vehicles using the fuel borne catalyst do not form potentially allergenic compounds in the engine or exhaust. The tests are expected to provide results in the next few weeks for review with EPA.

     President & Chief Operating Officer James Valentine commented, "We are confident that if allergens are formed, they would be well below a level that could cause any concern. Our verified systems reduce diesel particulate emissions by 40 to 75 percent. As with most platinum-based emission control
systems used in cars and trucks, some traces of platinum are emitted.   We
believe the tests will show that it is not in an allergenic form."

About Clean Diesel Technologies, Inc.
-------------------------------------
     Clean Diesel Technologies, Inc. is a specialty chemical company with patented products that reduce emissions from diesel engines while simultaneously improving fuel economy and power. Products include Platinum Plus(R) fuel catalysts, the Platinum Plus Purifier System, and the ARIS(R) 2000 urea injection systems for selective catalytic reduction of NOx. Platinum Plus and ARIS are registered trademarks of Clean Diesel Technologies, Inc. For more information, visit CDT at www.cdti.com or contact the Company directly.

     Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the Company's filings with the Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.


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